EXHIBIT 99.1

FOR RELEASE
February 24, 2011

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	Managing Director
Tel (949) 480-8300	Lippert/Heilshort & Associates
Fax (949) 480-8301	(212) 201-6622
ahandelsman@lhai.com

ACACIA RESEARCH REPORTS FOURTH QUARTER
AND RECORD YEAR END FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – February 24, 2011 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2010.

Acacia Research reported record revenues of $131,829,000 in fiscal year 2010, as compared to $67,340,000 in fiscal year 2009.  Acacia Research reported record fiscal year GAAP net income of $34,051,000, or $.97 per diluted share, in fiscal year 2010, as compared to a net loss of $11,290,000, or $.38 per diluted share in fiscal year 2009.

Acacia Research reported quarterly revenues of $13,102,000 for the fourth quarter of 2010, as compared to $19,858,000 in the comparable prior year quarter.  Acacia Research reported a quarterly GAAP net loss of $5,270,000, or $0.16 per diluted share, for the fourth quarter 2010, as compared to a quarterly net loss of $4,670,000, or $.15 per diluted share for the comparable prior year quarter.

Consolidated Financial Results

Overview

Financial highlights and activities during the periods presented included the following:

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Revenues (in thousands)	$13,102	$19,858	$131,829	$67,340
Net income (loss) (in thousands)	$(5,270)	$(4,670)	$34,051	$(11,290)
Basic income (loss) per share	$(0.16)	$(0.15)	$1.05	$(0.38)
Fully diluted income (loss) per share	$(0.16)	$(0.15)	$0.97	$(0.38)
New revenue agreements	41	32	221	117
Licensing programs generating revenues	25	21	58	30
Licensing programs with initial revenues	4	4	31	12
New patent portfolios	9	5	36	30

“Acacia Research revenues were a record $131,829,000, up 96%, in fiscal year 2010, compared to $67,340,000 in fiscal year 2009.  Acacia’s operating subsidiaries acquired control of 36 new patent portfolios during 2010 for future licensing and ended the year with 171 patent portfolios,” commented Acacia Research Chairman and CEO, Paul Ryan.

“Acacia Research fourth quarter 2010 revenues were $13,102,000, compared to $19,858,000 in the year ago period.  Acacia generated revenues from 41 new licensing agreements, covering 25 different technologies, including initial revenues from 4 new licensing programs.  Cash and investments increased during the quarter by $18,938,000 to $104,516,000 at the end of the year.”

“Acacia Research reported record net income of $34,051,000, or $.97 per diluted share, in fiscal year 2010, including non-cash patent amortization and non-cash stock compensation charges totaling $14,052,000.  Marketing, general and administrative expenses for 2010 increased to $25,067,000 from $21,070,000 in the comparable 2009 period.  Litigation and licensing expense decreased to $13,891,000 versus $14,055,000 in the prior year.”

“We entered 2011 with the largest number of licensing opportunities in our history.  Acacia expects continued growth in new licensing programs and the addition of new patent portfolios for future licensing, as we continue to build our leadership position in patent licensing.  Quarterly revenues will continue to be uneven.”

“Acacia’s success in completing over 960 licensing agreements to date, covering 91 different technologies, continues to generate interest from technology companies, universities and research centers wanting to partner with us and have us take over the licensing of their patented technologies.”

“We have also begun to expand our patent licensing business by partnering with large companies and have entered into a number of recent agreements covering patents issued to major technology companies,” concluded Mr. Ryan.

Trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

December 31, 2010	$131,829	(5%	)
September 30, 2010	138,585	53%
June 30, 2010	90,805	1%
March 31, 2010	90,155	34%
December 31, 2009	67,340	-

As of December 31, 2010, on a consolidated basis, we have generated revenues from 91 technology licensing and enforcement programs, as compared to 60 programs as of December 31, 2009.

Summary Financial Results
For the Three Months Ended December 31, 2010 and 2009

Cost of Revenues (in thousands):

	Three Months Ended December 31,
	2010	2009

Inventor royalties & net income attributable to noncontrolling interests	$3,798	$6,111
Contingent legal fees	2,295	5,424

The decrease in inventor royalties, including net income attributable to noncontrolling interests, and contingent legal fees primarily reflects the decrease in related revenues for the fourth quarter of 2010.   On a combined basis, inventor royalties, including net income attributable to noncontrolling interests, and contingent legal fees as a percentage of total revenues decreased to 47%, as compared to 58% in the comparable prior year quarter.  The economic terms of the inventor agreements, operating agreements and contingent legal fee arrangements, if any, including royalty rates, contingent fee rates and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries.  These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Three Months Ended December 31,
	2010	2009

Litigation and licensing expenses - patents	$2,927	$5,637

Fourth quarter 2010 litigation and licensing expenses-patents decreased due to lower net levels of litigation support, third-party technical consulting and professional expert expenses associated with our continued investment in ongoing licensing and enforcement programs.  The decrease was partially offset by an increase in litigation and licensing expenses incurred in connection with our continued investment in new licensing and enforcement programs commenced since the end of the prior year quarter.  Litigation and licensing expenses-patents fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended December 31,
	2010	2009

Amortization of patents	$1,389	$1,264

The increase in non-cash patent amortization charges was due primarily to amortization expense related to new patent portfolios acquired in fiscal year 2010.

Other Operating Expenses (in thousands):

	Three Months Ended December 31,
	2010	2009

Marketing, general and administrative expenses	$4,744	$3,743
Non-cash stock compensation expense - MG&A	1,547	1,492
Total marketing, general and administrative expenses	$6,291	$5,235

Fourth quarter 2010 marketing, general and administrative expenses increased due primarily to an increase in variable performance-based compensation costs, a net increase in engineering and licensing personnel since the end of the prior year period, and a minor increase in corporate, general and administrative costs.

Other

	Three Months Ended December 31,
	2010	2009

Provision for income taxes (in thousands)	$1,115	$85
Effective tax rate	24%	4%

The increase in our quarterly effective tax rate reflects the impact of the suspension of the use of net operating losses (“NOLs”) in California, as described below, and the calculation of tax expense for financial reporting purposes without the excess tax benefit related to the exercise and vesting of equity-based incentive awards in fiscal year 2010.  See “Summary Financial Results for the years ended December 31, 2010 and 2009” below for additional information.

Summary Financial Results
For the Years Ended December 31, 2010 and 2009

Cost of Revenues (in thousands):

	Years Ended December 31,
	2010	2009

Inventor royalties & net income attributable to noncontrolling interests	$28,483	$21,330
Contingent legal fees	19,906	15,945

The increase in inventor royalties, including net income attributable to noncontrolling interests, and contingent legal fees primarily reflects the increase in related revenues for fiscal year 2010.   On a combined basis, inventor royalties, including net income attributable to noncontrolling interests, and contingent legal fees as a percentage of total revenues decreased to 37% in fiscal year 2010, as compared to 55% in fiscal year 2009.  These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Years Ended December 31,
	2010	2009

Litigation and licensing expenses - patents	$13,891	$14,055

Litigation and licensing expenses- patents decreased slightly in fiscal year 2010, as compared to fiscal year 2009, reflecting relatively comparable net levels of related patent enforcement and prosecution activity associated with our continued investment in ongoing licensing and enforcement programs and new licensing and enforcement programs commenced since the end of the applicable prior year period.  Litigation and licensing expenses-patents fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Years Ended December 31,
	2010	2009

Amortization of patents	$6,931	$4,634

Non-cash patent amortization charges increased due primarily to the acceleration of patent amortization related to recoupable up-front patent portfolio acquisition costs that were recovered in fiscal year 2010, pursuant to the provisions of the underlying inventor agreements. The change also reflects an increase in amortization expense related to new patent portfolios acquired in fiscal year 2010.

Other Operating Expenses (in thousands):

	Years Ended December 31,
	2010	2009

Marketing, general and administrative expenses	$17,946	$14,005
Non-cash stock compensation expense - MG&A	7,121	7,065
Total marketing, general and administrative expenses	$25,067	$21,070

Fiscal year 2010 marketing, general and administrative expenses increased due primarily to an increase in variable performance-based compensation costs, a net increase in engineering and licensing personnel, and a minor increase in corporate, general and administrative costs and state related gross receipts taxes incurred on certain licensing revenues recognized in fiscal year 2010.

Other

	Years Ended December 31,
	2010	2009

Provision for income taxes (in thousands)	$1,740	$209
Effective tax rate	4%	4%

Provision for Income Taxes.  The increase in the our tax expense in fiscal year 2010, as compared to fiscal year 2009, reflects the impact of the suspension of the use of NOLs in California, as described below, and the calculation of tax expense for financial reporting purposes without the excess tax benefit related to the exercise and vesting of equity-based incentive awards in fiscal year 2010.

Under U.S. generally accepted accounting principles, if a deduction reported on a tax return for an equity-based incentive award exceeds the cumulative compensation cost for those instruments recognized for financial reporting purposes, any resulting realized tax benefit that exceeds the previously calculated and recognized compensation expense for those instruments is considered an excess tax benefit, and is recognized as a credit to additional paid-in capital.  The deduction related to the exercise and vesting of equity-based incentive awards in fiscal year 2010 is available to offset taxable income on our 2010 consolidated tax return, as no NOLs are allowed to be utilized for California tax return purposes in 2010, as described below.  Accordingly, the tax expense calculated without the benefit related to the exercise and vesting of equity-based incentive awards in fiscal year 2010 was credited to additional paid-in capital, not taxes payable.  The actual tax benefit realized for excess tax deductions resulting from the exercise and vesting of equity-based incentive awards in fiscal year 2010 totaled $1,302,000.  As a result of the excess tax benefit realized, our state taxes payable in fiscal year 2010, related to the 2010 tax year, totaled $170,000, primarily relating to California state minimum taxes for the 2010 tax year.

In October 2010, the State of California passed a state budget including provisions furthering the suspension of the use of NOLs, for the 2010 and 2011 tax years. As a result, California State NOLs are not available to offset California taxable income, for the 2010 or 2011 tax years.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	December 31,	December 31,
	2010	2009

Cash & cash equivalents and investments	$104,516	$53,887
Accounts receivable	7,987	5,110
Total assets	134,784	78,256
Accounts payable and accrued expenses	7,099	8,006
Royalties and contingent legal fees payable	12,760	12,402
Total liabilities	20,931	22,287

Summary Cash Flow Information:

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Net cash provided by (used in):
Operating activities	$14,575	$10,222	$44,922	$16,118
Investing activities	(4,985)	(420)	(8,098)	(8,652)
Financing activities	9,499	(867)	13,956	(4,010)
Increase in cash and cash equivalents	$19,089	$8,935	$50,780	$3,456

During the fourth quarter of 2010, patent related acquisition costs totaled $5,150,000, as compared to $463,000 during the comparable 2009 period.  Fiscal year 2010, patent related acquisition costs totaled $8,224,000, as compared to $9,625,000 in fiscal year 2009.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, income statement and cash flow information as of and for the applicable periods presented.

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 35295584 when prompted.  A replay of the audio presentation will be available for 30 days at (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, both of whom will need to enter the Conference ID 35295584 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue.  Acacia Research’s subsidiaries control over 170 patent portfolios, covering technologies used in a wide variety of industries.  Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current available information and our current expectations, and speak only as of the date hereof.  Our ability to become the licensing partner for companies, and our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Revenues	$13,102	$19,858	$131,829	$67,340

Operating costs and expenses:
Cost of revenues:
Inventor royalties	3,996	3,604	25,292	15,673
Contingent legal fees	2,295	5,424	19,906	15,945
Litigation and licensing expenses - patents	2,927	5,637	13,891	14,055
Amortization of patents	1,389	1,264	6,931	4,634
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,547 and $7,121 for the three months and year ended December 31, 2010 and $1,492 and $7,065 for the three months and year ended December 31, 2009)	6,291	5,235	25,067	21,070
Research, consulting and other expenses - business development	835	516	2,121	1,689

Total operating costs and expenses	17,733	21,680	93,208	73,066

Operating income (loss)	(4,631)	(1,822)	38,621	(5,726)

Total other income (expense)	52	(256)	135	302

Income (loss) from operations before provision for income taxes	(4,579)	(2,078)	38,756	(5,424)

Provision for income taxes	(1,115)	(85)	(1,740)	(209)

Net income (loss) including noncontrolling interests in operating subsidiary	(5,694)	(2,163)	37,016	(5,633)

Total income (loss) attributable to noncontrolling interests in operating subsidiaries	424	(2,507)	(2,965)	(5,657)

Net income (loss) attributable to Acacia Research Corporation	$(5,270)	$(4,670)	$34,051	$(11,290)

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic income (loss) per share	$(0.16)	$(0.15)	$1.05	$(0.38)
Diluted income (loss) per share	$(0.16)	$(0.15)	$0.97	$(0.38)

Weighted average number of shares outstanding, basic	33,879,777	30,199,211	32,306,322	29,914,801
Weighted average number of shares outstanding, diluted	33,879,777	30,199,211	35,081,611	29,914,801

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	December 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$102,515	$51,735
Accounts receivable	7,987	5,110
Prepaid expenses and other current assets	1,679	1,081

Total current assets	112,181	57,926

Property and equipment, net of accumulated depreciation	135	163
Patents, net of accumulated amortization	19,803	17,510
Investments - noncurrent	2,001	2,152
Other assets	664	505

	$134,784	$78,256

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$7,099	$8,006
Royalties and contingent legal fees payable	12,760	12,402
Deferred revenues	-	1,510

Total current liabilities	19,859	21,918

Other liabilities	1,072	369

Total liabilities	20,931	22,287

Total stockholders' equity	113,853	55,969

	$134,784	$78,256

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Years Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiary	$(5,694)	$(2,163)	$37,016	$(5,633)
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiary to net cash provided by operating activities :
Depreciation and amortization	1,409	1,294	7,017	4,759
Non-cash stock compensation	1,547	1,492	7,121	7,065
(Gain) loss on investments	(32)	282	(32)	47
Changes in assets and liabilities:
Accounts receivable	30,993	1,425	(2,877)	2,326
Prepaid expenses, deferred fees and other assets	(50)	4,272	(757)	(106)
Accounts payable and accrued expenses	(1,496)	2,262	(1,414)	4,836
Royalties and contingent legal fees payable	(12,102)	(142)	358	1,632
Deferred revenues	-	1,500	(1,510)	1,192

Net cash provided by operating activities	14,575	10,222	44,922	16,118

Cash flows from investing activities:
Purchase of property and equipment	(19)	(7)	(58)	(67)
Sale of available-for-sale investments	184	50	184	1,040
Patent acquisition costs	(5,150)	(463)	(8,224)	(9,625)

Net cash used in investing activities	(4,985)	(420)	(8,098)	(8,652)

Cash flows from financing activities:
Distributions to noncontrolling interests in operating subsidiary	(2,019)	(1,029)	(4,807)	(3,150)
Contributions from noncontrolling interests in operating subsidiary	1,949	-	2,393	-
Repurchased restricted common stock	-	-	-	(1,107)
Proceeds from the exercise of stock options	8,267	162	15,068	247
Excess tax benefits from stock-based compensation	1,302	-	1,302	-

Net cash provided by (used in) financing activities	9,499	(867)	13,956	(4,010)

Increase in cash and cash equivalents	19,089	8,935	50,780	3,456

Cash and cash equivalents, beginning	83,426	42,800	51,735	48,279

Cash and cash equivalents, ending	$102,515	$51,735	$102,515	$51,735

Business Highlights and Recent Developments(2)

Business highlights of the fourth quarter of 2010 and recent developments include the following:

•
On January 25, 2011, we announced that our wholly-owned subsidiary, Acacia Research Group LLC, formerly Acacia Patent Acquisition LLC, relocated its corporate headquarters to Frisco, Texas.  Acacia Research Group and its subsidiaries are primarily responsible for business development and licensing activities of patent portfolios in a wide range of technology disciplines.

•	Fourth quarter 2010 included license fees from 25 of our technology licensing programs including the following:

•	Audio Communications Fraud Detection technology	•	Medical Image Stabilization technology
•	Camera Support technology	•	Microprocessor Enhancement technology(*)
•	Child-friendly Secure Mobile Phones technology	•	Optical Switching technology(*)
•	Credit Card Fraud Protection technology	•	Picture Archiving & Communications System technology
•	Digital Video Enhancement technology	•	Pop-up Internet Advertising technology
•	DMT® technology	•	Projector technology
•	DRAM Memory architecture technology	•	Short Messaging in Cellular Telephony technology
•	Encrypted Media & Playback Devices technology	•	Software Installation technology
•	Improved Lighting technology	•	Telematics technology
•	Interactive Mapping technology	•	Vehicle Occupant Sensing technology(*)
•	Lighting Ballast technology	•	Visual Data Evaluation technology
•	Location Based Services technology	•	Website Crawling technology
•	Manufacturing Data Transfer technology(*)

(*) Initial license fees were recorded for these licensing programs in the fourth quarter of 2010.

•	AdjustaCam LLC entered into a license agreement with Jasco Products Company LLC.

•	B.I. Systems LLC entered into agreements with the following companies, resolving patent litigation that was pending in the United States District Court for the Eastern District of Texas.

• Advizor Solutions, Inc. • Corda Technologies, Inc. • LogiXML, Inc.	• SAS Institute Inc. • TIBCO Software Inc.

The patented technology in this litigation generally relates to systems and methods for computer-based visual data analysis and evaluation.

•
Celltrace LLC entered into a settlement and license agreement with MetroPCS Communications, Inc. and MetroPCS Wireless, Inc.  This agreement resolves patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•	DRAM Technologies LLC entered into a settlement agreement with Etron Technology America, Inc. and Etron Technology, Inc. covering patents relating to certain DRAM memory chips.

•
Hospital Systems Corporation entered into a license agreement with RamSoft, Inc. covering a portfolio of patents that apply to medical picture archiving and communication system (PACS) technology.  This agreement resolves the parties’ dispute that was pending in the District Court for the Eastern District of Texas.

•
Kellstrom Integration Solutions LLC entered into a settlement and license agreement with Cenit North America, Inc. covering a portfolio of patents that apply to systems and methods for transferring assembly data. This settlement agreement resolves Kellstrom Integration Solutions, LLC’s claims in patent litigation Civil Action No. 6:10-cv-00355-LED-JDL that is pending in the United States District Court for the Eastern District of Texas.

•
Lambda Optical Solutions LLC entered into settlement agreements with NEC Corporation and Ciena Corporation.  The agreements resolve patent litigation that was pending in the United States District Court for the District of Delaware.

•
LTT Technologies LLC entered into a settlement agreement with ADB Airfield Solutions, LLC.  This agreement resolves patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Microprocessor Enhancement Corporation entered into settlement and license agreements with ARM Holdings Plc. and Texas Instruments, Incorporated.  The agreements resolve patent litigation pending review by the Court of Appeals for the Federal Circuit.  This patented technology generally relates to an architecture employed in advanced pipeline microprocessors.

•	Site Update Solutions LLC entered into an agreement with Accor North America, Inc. resolving patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Software Restore Solutions LLC entered into settlement agreements with the following licensees resolving patent litigation that was pending in the United States District Court for the Northern District of Illinois.

• Capcom USA, Inc. • Citrix Systems, Inc. • Dassault Systemes S.A. and Dassault Systems Corp. • Electronic Arts Inc.	• Intuit Inc. • Parametric Technology Corp • Sega of America, Inc. • Skype, Inc. • THQ, Inc.

•
Telematics Corporation entered into patent license agreements with Actsoft, Inc. and Intergis, LLC.  The agreements resolve patent litigation that was pending in the United States District Court for the Northern District of Georgia. Telematics’ patented technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

•
Vehicle Occupant Sensing Systems LLC entered into a written settlement agreement with American Honda Motor Company, Inc. and Elesys North America, Inc.  The settlement agreement resolves patent litigation Civil Action No. 6:09-cv-00548-LED-JDL that was pending in the United States District Court for the Eastern District of Texas and litigation that was pending in the United States District Court for the Eastern District of Michigan, Southern Division in Civil Action No. 2:10-cv-10886-JAC-RSW.

•
Vehicle Occupant Sensing Systems LLC entered into a settlement and license agreement with BMW of North America LLC covering a portfolio of patents that apply to vehicle occupant presence and position sensing systems. This patented technology generally relates to systems that provide vehicle occupant presence and position sensing.  This settlement agreement resolves patent litigation Civil Action No. 6:09-cv-00548-LED-JDL that was pending in the United States District Court for the Eastern District of Texas.

•	Video Enhancement Solutions LLC entered into a Patent License and License Option Agreement with RPX Corporation.

•
WebMap Technologies LLC entered into a settlement and license agreement with NIKE, INC.  This agreement resolves patent litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 9 new patent portfolios in the fourth quarter of 2010, including the following:

•	In October 2010, acquired rights to a patent for software activation technology. This patented technology generally relates to preventing software from running on unlicensed systems.
•
In November 2010, acquired 11 patents for wireless physiological monitoring technology.  This patented technology generally relates to the wireless transmission of physiological data such as heart rate and blood pressure. This technology has applications such as monitoring of implantable devices, as well as home healthcare and fitness systems.

•
In November 2010, acquired 65 US and foreign patents from a major semiconductor company. The patent portfolios include patents relating to dynamic random access memory (DRAM) technology.   This technology may be used in computers, mobile devices (such as smart phones, cameras, etc.) and other electronics.

•
In November 2010, acquired the rights to a patent for information storage, searching and retrieval technology. This patented technology generally relates to search result presentation and can be used to reduce time and cost associated with large query results.

•	In November 2010, acquired rights to patents for power management technology within integrated circuits. This patented technology generally relates to power management within an integrated circuit.
•	In December 2010, acquired a patent for electronic messaging technology.
•	In December 2010, acquired a patent for magnetic storage technology.

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) AdjustaCam LLC, Acacia Patent Acquisition LLC, Acacia Research Group LLC, B.I. Systems LLC, Celltrace LLC, DRAM Technologies LLC, Hospital Systems Corporation, Kellstrom Integration Solutions, LLC, Lambda Optical Solutions LLC, LTT Technologies LLC, Microprocessor Enhancement Corporation, Site Update Solutions LLC, Software Restore Solutions LLC, Telematics Corporation, Vehicle Occupant Sensing Systems LLC, Video Enhancement Solutions LLC and WebMap Technologies LLC  are all wholly owned operating subsidiaries of Acacia Research Corporation.